Exhibit 99.11

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Allkem Livent plc (“NewCo”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”), in connection with the Transaction Agreement, dated as of May 10, 2023, by and among Livent Corporation, Allkem Limited, NewCo and Lightning-A Merger Sub, Inc. (as it may be amended from time to time, the “Transaction Agreement”), and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person anticipated to become a director of NewCo at the Effective Time (as such term is defined in the Transaction Agreement), and to the filing of this consent as an exhibit to the Registration Statement.

Date: September 26, 2023
/s/ Michael F. Barry
Michael F. Barry